Exhibit 99.1

Blackstone Reports Full Year and Fourth Quarter Results

New York, January 29, 2015: Blackstone (NYSE:BX) today reported its full year and fourth quarter 2014 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone reported record full year 2014 results across all of our key metrics. Economic Net Income (“ENI”) rose 24% and Distributable Earnings (“DE”) rose 64%, respectively, from the prior year record amounts. Our ENI and DE have both compounded at double-digit annual rates since the time of our public offering seven years ago, demonstrating sustained exceptional investment performance and growth across the platform. While we distributed a record $45 billion to our fund investors during the year through realizations, our significant inflows of $57 billion and strong investment performance propelled total AUM to a record $290 billion. Looking forward, we see continued momentum across all of our businesses as the environment for both investing opportunistically and harvesting more seasoned assets remains attractive.”

Blackstone issued a full detailed presentation of its full year and fourth quarter 2014 results, which can be viewed at www.Blackstone.com.

Distribution

Blackstone has declared a quarterly distribution of $0.78 per common unit to record holders of common units at the close of business on February 9, 2015. This distribution will be paid on February 17, 2015.

Quarterly Investor Call Details

Blackstone will host a conference call on January 29, 2015 at 11:00 a.m. ET to discuss full year and fourth quarter 2014 results. The conference call can be accessed via the Investors section of Blackstone’s website at www.Blackstone.com or by dialing +1 (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 149 943 55#. For those unable to listen to the live broadcast, a replay will be available on www.Blackstone.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 836 608 35#.

About Blackstone

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our asset management businesses, with almost $300 billion in assets under management, include investment vehicles focused on

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

T 212 583 5000

private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar Blackstone Tel: +1 (212) 583-5068 solotar@blackstone.com	Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Peter Rose Blackstone Tel: +1 (212) 583-5871 rose@blackstone.com

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